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                                                                      EXHIBIT 21

                             LIST OF SUBIDIARIES OF
                              REPUBLIC BANCORP INC.

                                                                    Percentage          State of
                                                                        of            Incorporation
Parent                        Subsidiary                            Ownership        or Organization
----------------------------------------------------------------------------------------------------
Republic Bancorp Inc.        Republic Bank                             100%             Michigan

Republic Bancorp Inc.        Republic Capital Trust I                  100%             Delaware

Republic Bank                CAS Properties, Inc.                      100%               Ohio

Republic Bank                D&N Capital Corporation                   100%             Delaware

Republic Bank                Quincy Investment Services, Inc.,
                             A Licensed Insurance Agency               100%             Delaware
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